EXHIBIT 32

               CERTIFICATION PURSUANT TO 10 U. S. C. SECTION 1350
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Form 10-QSB as amended of Document Security Systems, Inc. (the "Company") for the quarterly period September 30, 2003 (the "Report"), Patrick White, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/S/ PATRICK WHITE
------------------------
Patrick  White
Chief Executive Officer and
Chief Financial Officer
December 3, 2003









A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Environmental Solutions Worldwide, Inc. and will be retained by Environmental Solutions Worldwide, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



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